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                                 SCHRECK MORRIS
                           1200 Bank of America Plaza
                            300 South Fourth Street
                            Las Vegas, Nevada 89101


                                                 July 23, 1998



Aladdin Gaming Holdings, LLC
Aladdin Capital Corp.
c/o Aladdin Gaming Holdings, LLC
831 Pilot Road
Las Vegas, Nevada 89119

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Aladdin Gaming Holdings, LLC, a Nevada limited-liability company ("Holdings") and Aladdin Capital Corp., a Nevada corporation ("Capital" and, together with Holdings, the "Note
Issuers") in connection with the issuance of $221,500,000 aggregate principal amount at maturity of Series B 13 1/2% Senior Discount Notes due March 1,
2010 (the "New Notes") of the Note Issuers to be issued pursuant to an Indenture (the "Indenture") dated as of February 26, 1998 among the Note Issuers and State Street Bank and Trust Company, as trustee for the benefit of the holders of the Notes (in such capacity, the "Trustee"), in exchange for $221,500,000 aggregate principal amount at maturity of Series A 13 1/2% Senior Discount Notes due March 1, 2010 (the "Old Notes") of the Note Issuers.

     For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including but not limited to the following:

     (i) the Registration Statement on Form S-4 (File No. 333-49717) as filed with the Securities and Exchange Commission (the "Commission") on April 9, 1998 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed on June 11, 1998, and Amendment No. 2 thereto filed on July 22, 1998, and Amendment No. 3 thereto with which this opinion is being filed (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

     (ii)  the Indenture;


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Aladdin Gaming Holdings, LLC
Aladdin Capital Corp.
July 22, 1998
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     (iii) the form of the New Notes, included as an exhibit to the Indenture;

     (iv) the Articles of Organization and Operating Agreement of Holdings and the Articles of Incorporation and Bylaws of Capital, each as amended to date; and

     (v) certain resolutions of the Board of Managers of Holdings and the Board of Directors of Capital authorizing their respective execution and delivery and the performance of their respective obligations under the Indenture and the transactions contemplated thereby.

     The documents described in clauses (ii) and (iii) above are referred to as the "Operative Documents."

     We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. We have been furnished with, and with your consent have relied upon, certificates and assurances of officers and other representatives of the Note Issuers and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the documents we have examined, however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Note Issuers.

     Without limiting the generality of the foregoing, in our examination of documents, we have assumed without independent verification, that (i) each natural person executing any such document has sufficient legal capacity to do so, (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, (iii) all limited-liability company records made available to us by Holdings, all corporate records made available to us by Capital and all public records we have reviewed are accurate and complete, and (iv) the obligations of each party set forth in the documents we have examined are its legal, valid and binding obligations, enforceable in accordance with their respective terms.

     Based upon the foregoing, and subject to the qualifications, exceptions and assumptions set forth herein, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

     1.   The New Notes have been duly authorized by the Note Issuers.

     2. The Indenture has been duly authorized, executed and delivered by the Note Issuers.

     3. The authorization, execution and delivery by the Note Issuers of the Operative Documents and the performance by the Note Issuers of their respective obligations thereunder, do not and will not violate or constitute a breach of or default under (i) the Articles of Organization or Operating Agreement of Holdings, the Articles of Incorporation or Bylaws of Capital, or
(ii) any law, rule or regulation of the State of Nevada (based upon a review of those statutes, rules and regulations which, in or experience, are normally applicable and to transactions of the type contemplated by the Operative Documents (other than securities or anti-fraud laws).

    4. Based solely upon discussions with officers of the Note Issuers responsible for such matters and our review of material documents identified to us by, and certificates of, such officers, there are no (i) judicial or regulatory orders or decrees of any governmental authority of the State of Nevada which are binding upon either of the Note Issuers or to which either of the Note Issuers is subject, or (ii) consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations, known to us, with any governmental authority of the State of Nevada, in any such case, with which or under which, the authorization, execution and delivery by each Note Issuer of the Operative Documents or the performance by either Note Issuer of its obligations thereunder, conflicts or constitutes a default or which is violated thereby. Based on our due diligence investigation, we do not know of any other such violations, conflicts or defaults.

     We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the


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Aladdin Gaming Holdings, LLC
Aladdin Capital Corp.
July 22, 1998
Page 3


effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or Blue Sky laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein and in the related Prospectus as the same appears under the caption "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                       Yours very truly,

                                       /s/ Schreck Morris

                                       SCHRECK MORRIS